================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

                                August 23, 2000

                Date of Report (Date of earliest event recorded)

                                BB&T Corporation

             (Exact name of registrant as specified in its charter)

                         Commission file number: 1-10853

                            North Carolina 56-0939887
          (State of Incorporation) (I.R.S. Employer Identification No.)

                             200 West Second Street
                       Winston-Salem, North Carolina 27101

               (Address of Principal Executive Offices) (Zip Code)

                                 (336) 733-2000
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

                           This Form 8-K has 34 pages.

Item 5. Other Events

     BB&T Corporation (NYSE: BBT) today said it plans to buy BankFirst Corporation (Nasdaq: BKFR) of Knoxville, Tenn., in a $149.7 million stock swap. The acquisition would give BB&T its first entry into Tennessee and expand its presence along the fast-growing corridors of Interstate 75 and Interstate 81.

     BankFirst Corp., with $848.8 million in assets, operates 32 banking offices in east Tennessee through banking subsidiaries BankFirst and First National Bank and Trust Company. It also operates BankFirst Trust Company and Curtis Mortgage Company.

     The transaction, approved by the directors of both companies, is valued at $12.21 per BankFirst share based on BB&T's closing price Tuesday of $26.81. The exchange ratio will be fixed at .4554 BB&T share for each BankFirst share. The transaction will be accounted for as a purchase.

     "This acquisition was particularly attractive because it will allow us to expand our western North Carolina and Virginia franchises as well as our existing presence in northwest Georgia into east Tennessee," said BB&T Chairman and Chief Executive Officer John Allison.

                                      MORE

     Knoxville-based BankFirst operates 26 offices in Knox, Blount, Jefferson, Loudon and Sevier counties. The First National Bank and Trust Company, based in Athens, operates six offices in McMinn County.

     "BB&T's unique community banking approach will be the perfect complement to our brand of personal service relationship banking," said BankFirst Corp. President and CEO Fred R. Lawson.

     "One great thing about this merger is that we'll be allowed to continue delivering that same high level of reliable hometown service and local decision-making to the hard-working people of east Tennessee. Only now we can also provide all the products and services of a financial institution with $55 billion in assets."

     BB&T will add a Knoxville-based community bank region to its network. BB&T currently has 20 autonomous regions - each with its own president - which operate like community banks. Nearly all lending decisions are made locally.

     BankFirst Corp. customers in the rapidly-growing Knoxville-East Tennessee region will be introduced to BB&T's strong branch-based sales culture, as well as new products and services such as capital markets access, leasing and international banking.

     The Knoxville-East Tennessee region ranks No. 1 nationally in relocation popularity. Counties in this region of the Midstate have some of the fastest growing populations in the nation, according to Tennessee's Resource Valley Inc., a regional economic development partnership.

     With the U.S. Dept. of Energy's Oak Ridge National Laboratory, the University of Tennessee and more than 500 technology companies, the region is one of the top sites in the nation for technology research and development and entrepreneurial opportunity.

     BankFirst Chairman James L. Clayton will join BB&T's North Carolina board. The BankFirst Corp. board of directors will form BB&T's Knoxville-based community bank region advisory board.

     The merger, which is subject to the approval of BankFirst shareholders and banking regulators, is expected to be completed in the first quarter of 2001.

     Winston-Salem-based BB&T Corporation, with $55.2 billion in assets, operates 825 banking offices in the Carolinas, Virginia, Maryland, Georgia, West Virginia, Kentucky and Washington, D.C. It is the nation's 18th largest financial holding company.

Item 7. Exhibits

99.1     Analyst Presentation Materials

                                      BB&T
                                      and
                             BankFirst Corporation
                                 Knoxville, TN
                          Expanding a Great Franchise

                               Analyst Presentation
                                August 23, 2000

Forward-Looking Information

BB&T has made forward-looking statements in the accompanying analyst presentation materials that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time the analyst presentation materials were prepared. In particular, the analyst materials in this report include statements regarding estimated earnings per share of BB&T on a stand alone basis, expected cost savings from the merger, estimated restructuring charges relating to the merger, estimated increases in BankFirst Corporation's fee income ratio, the anticipated accretive effect of the merger, and BB&T's anticipated performance in future periods. With respect to estimated cost savings and restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and BankFirst Corporation, the amount of general and administrative expense consolidation, costs relating to converting BankFirst Corporation's bank operations and data processing to BB&T's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies, and the cost related to the merger. The realization of cost savings and the amount of restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.

Any statements in the accompanying exhibit regarding the anticipated accretive effect of the merger and BB&T's anticipated performance in future periods are subject to risks relating to, among other things, the following possibilities:
(1) expected cost savings from this merger or other previously announced mergers may not be fully realized or realized within the expected time frame; (2) deposit attrition, customer loss or revenue loss following proposed mergers may be greater than expected; (3) competitive pressure among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including BankFirst Corporation, may be greater than expected; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality, or a reduced demand for credit; (7) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and BankFirst Corporation are engaged; (8) adverse changes may occur in the securities markets; and (9) competitors of BB&T and BankFirst Corporation may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and BankFirst Corporation.

BB&T believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. Such statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder value of BB&T following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond management's ability to control or predict.

                                     Outline

-        Background and transaction terms
-        Financial Data
-        Rationale and strategic objectives
-        Investment criteria
-        Summary

                             BB&T Corporation (BBT)

-        $56.8 billion financial holding company*
-        859 branch locations in NC, SC, VA, GA, MD, WV, KY, and the District of
         Columbia

                                        For 3 months
                                       ended 6/30/00**
                                       -------------
-        ROA                                 1.62%
-        Cash Basis ROA                      1.76%
-        ROE                                21.33%
-        Cash Basis ROE                     27.57%
-        Cash Basis Efficiency Ratio        50.23%

*  Includes the pending acquisition of FCNB Corp
** Recurring earnings

                          BankFirst Corporation (BKFR)

-        $848.8 million bank holding company
-        32 banking offices in Tennessee

                                          For 3 months
                                         ended 6/30/00*
                                         -------------
-        ROA                                  1.07%
-        Cash Basis ROA                       1.09%
-        ROE                                 10.37%
-        Cash Basis ROE                      10.54%
-        Cash Basis Efficiency Ratio         66.09%


*  Recurring earnings

                            Pro Forma Company Profile

-        Size:             $57.6 billion in assets
-                          $11.1 billion in market capitalization*

-        Offices:          NC:      337
                           VA:      146
                           GA:      102
                           SC:       90
                           WV:       83
                           MD:       83
                           TN:       32
                           KY:       10
                           DC:        8
                          --------------
                           Total    891

*  Based on closing prices as of 8/22/00

                            Terms of the Transaction

                            Terms of the Transaction

-        Purchase price:            $12.21 per share*
-        Aggregate value:           $149.7 million*
-        Consideration:             Fixed exchange ratio of .4554 of a BB&T
                                    share of common stock for each BankFirst
                                    share
-        Structure:                 Tax-free exchange of stock equal to 100% of
                                    purchase price
-        Accounting Treatment:      Transaction will be accounted for as a
                                    purchase
-        Lock-up provision:         Stock option agreement
-        Expected closing:          First quarter 2001

* Based on BB&T's closing stock price of $26.8125 as of 8/22/00

                                     Pricing

-        Purchase price                     $12.21
-        Premium/market                       9.8%*
-        Price/6-30-00 stated book            1.61x
-        Price/LTM EPS                       16.3x
-        Price/LTM Core EPS                  15.9x
-        BB&T shares issued                   5.6 million**

* Based on BKFR's closing stock price of $11.125 as of 8/22/00
** BB&T shares issued based on BankFirst corporation shares outstanding adjusted for stock options using the treasury method and conversion of BankFirst's perferred shares to common


                            Acquisition Comparables*



                 Acqusisitions Announced since February 1, 2000
              with Deal Values between $100 Million and $2 Billion

                                                         Seller              Deal                                 Deal Pr/  Deal PR/
                                              Date       Total      Deal    Value/   Deal Pr/   Deal    Deal Pr/    LTM     LTM Core
    Buyer                  Seller           Announced    Assets     Value   Assets   Stock Pr   Pr/Bk    Tg Bk      EPS       EPS
    -----                  ------           ---------    ------     -----   ------   --------   -----    -----      ---       ---
                                                          ($M)      ($M)      (%)      (%)       (%)      (%)       (x)       (x)
Wells Fargo &          First Commerce
  Company                Bancshares Inc.     2/2/2000    2,545.6     479.7   18.8       8.9     191.7     197.2     16.2      18.3
BB&T Corporation       One Valley Bancorp
                         Inc.                2/7/2000    6,413.0   1,202.2   18.8      30.1     211.4     232.5     15.1      15.4
Hunting Bancshares     Empire Banc
  Inc.                   Corporation         2/7/2000      505.9     138.7   27.4      39.5     304.0     306.1     19.8      25.9
BancorpSouth Inc.      First United
                         Bancshares Inc.    4/17/2000    2,666.0     455.7   17.1      42.6     175.3     186.7     13.6      13.7
M&T Bank Corporation   Keystone Financial
                         Inc.               5/17/2000    7,012.3   1,026.7   14.6      33.4     184.5     204.0     21.2      12.5
U.S. Bancorp           Scripps Financial
                         Corporation        6/27/2000      643.3     155.2   24.1      29.5     325.6     325.6     32.9      32.4
M&T Bank Corporation   Premier National
                         Bancorp Inc.       7/10/2000    1,570.1     343.2   21.9      57.0     242.8     250.9     16.5      16.7
Southwest Securities   Matrix Bancorp
  Group                  Inc.               7/14/2000    1,302.6     112.3    8.6     140.6     176.9     176.9     11.2      11.4
BB&T Corp.             FCNB Corp            7/27/2000    1,593.1     226.5   14.2      (8.8)    243.3     259.7     19.5      15.4


Maximum                                                  7,012.3   1,202.2   27.4     140.6     325.6     325.6     32.9      32.4
Minimum                                                    505.9     112.3    8.6      (8.8)    175.3     176.9     11.2      11.4
Average                                                  2,694.7     460.0   18.4      41.4     228.4     237.7     18.4      18.0
Median                                                   1,593.1     343.2   18.8      33.4     211.4     232.5     16.5      15.4


Deal Price $12.21
BB&T Corp              BankFirst Corporation                848.8    149.7   17.6       9.8     161.2     164.5     16.3      15.9

Over/(Under) Average Comparables                                    (310.3)  (0.8)    (31.7)    (67.2)    (73.3)    (2.2)     (2.1)

* Source for Acquisition Comparables: SNL Securities.

                                                                              10

                                 Financial Data

                                Financial Summary

  For Quarter Ended:          6/30/00             6/30/00
                               BB&T*             BankFirst*
                               ----              ---------
ROA                             1.62%              1.07%
ROE                            21.33              10.37
Net interest margin (FTE)       4.22               4.48
CB Efficiency ratio            50.23              66.09
Net charge-offs                  .22                .35
Reserve/NPLs                  384.28             138.95
NPAs/assets                      .29                .79

* Recurring earnings

                                Capital Strength

                                BB&T               BankFirst
                              (6/30/00)            (6/30/00)
                              ---------            ---------

Equity/assets                    7.6%                 10.4%
Leverage capital ratio           7.1%                 10.4%
Total risk-based capital        12.7%                 14.5%

                            Rationale For Acquisition

- BB&T has an announced strategy to pursue in-market (Carolinas/Virginia/West Virginia/DC/Maryland/Georgia) and contiguous state acquisitions of high quality banks and thrifts in the $250 million to $10 billion range. The acquisition of BankFirst Corporation is consistent with this strategy.
- This acquisition is very consistent with past acquisitions which we have successfully executed, i.e. it fits our model.

                              Strategic Objectives

The key strategic objectives achieved in this acquisition:
- Enhances franchise value as it expands BB&T's branch distribution system along the I-75/81 corridors; serving contiguous markets to BB&T's existing presence in Dalton, Georgia and western North Carolina and Virginia communities.
-   Improves efficiency
    - 20% cost savings fully realized in the first 12 months of operations following conversion.
- Supplements BankFirst's strong commercial banking franchise with BB&T's retail products and delivery strategy.
- Increases product and market penetration through the use of BB&T's world standard sales system.

                              Franchise Enhancement

- Acquisition of a successful $848.8 million community bank that has an operating philosophy and core values very similar to those of BB&T.
- Provides BB&T with a strong market presence along the I-75/81 corridors in eastern Tennessee.
- Significant cross-sell opportunities from addition of BB&T's broad product line.

                             Efficiency Improvement

                          Targeted Annual Cost Savings
                          ----------------------------
                          $6.2 million or approximately
                              20.0% of BankFirst's
                                  expense base

                           After-Tax One-Time Charges

                   One-time after-tax merger-related charges
                                  $2.9 million

                                Branch Locations

        [Map showing location of both existing and pending BB&T branches throughout MD, VA, WV, KY, TN, NC, SC and GA inserted here]

                                Branch Locations

             [Map showing location of BankFirst Corporation branches
                       throughout Tennessee inserted here]

                             Market Characteristics

           [Graphic of State of Tennesee with Metro Knoxville region indicated by one red star inserted on left side of slide]



- Tennessee is listed among the nation's 10 strongest economies by U. S. News and World Report.
- Tennessee is ranked 7th nationally in percentage increase of new business incorporations by Dun and Bradstreet.
- Tennessee is ranked 8th nationally in percentage increase of median household income by the Bureau of Census.
- Tennessee is the 9th fastest growing state in the nation in terms of population.
- The Tennessee Valley Industrial Development Association was ranked among the top 10 utility economic development organizations by Site Selection magazine.

                             Market Characteristics

           [Graphic of State of Tennessee with Metro Knoxville region indicated by one red stare and surronding counties highlighted inserted on left side of slide]


- The Knoxville-Oak Ridge Smoky Mountains Region ranks number one nationally in relocation popularity. Counties in this region have the fastest growing populations of all U. S. counties. The Wadley-Donouan Group, Ltd. states that the region is one of the few geographic areas in the U. S. with a growing 18-34 year old population.
- With the U. S. Dept. of Energy's Oak Ridge National Laboratory, the University of Tennessee (designated a Carnegie 1 research institution), and over 500 technology companies, the Knoxville-Oak Ridge Smoky Mountains Region is home to more than 7,500 scientists and engineers. The Knoxville/Oak Ridge Technology Corridor has become one of the top U. S. sites for technology R&D and entrepreneurial opportunity.
- Federal officials are considering building in or near Oak Ridge the Spellation Neutron Source Facility, a $1.3 billion research facility that would directly create about 2,400 jobs.
- The Knoxville-Oak Ridge Smoky Mountains Region ranked among the top 50 most wired communities by Yahoo! Internet Life.
- Three of the nation's busiest highways intersect in Knoxville: I-40, I-75, and I-81.

                            BB&T Investment Criteria

-        EPS and Cash Basis EPS (accretive by year 2)
-        Internal rate of return (15% or better)
-        Return on equity and Cash Basis ROE (accretive by year 3)
-        Return on assets and Cash Basis ROA (accretive by year 3)
-        Book value per share (accretive by year 5)
-        Must not cause combined leverage capital ratio to go below 7%


Criteria are listed in order of importance.  There are sometimes trade-
offs among criteria.
                                                                              23

                                   Assumptions

- BB&T's 2000 and 2001 EPS are based on the First Call estimates of $2.17 and $2.47 and subsequent years are based on 12% income statement and balance sheet growth.
-   BankFirst's 2000 EPS is based on the First Call estimate of $0.80.
- 20% annual cost savings ($6.2 million) fully realized in the first 12 months following conversion.
- Growth Rates - Following the acquisition, we have assumed 12% income statement and balance sheet growth except for the enhancements cited below:
    - BankFirst's noninterest income is grown at approximately 15% in years 1-5 and then grown at 12% in the remaining periods.
    - BankFirst's noninterest expense is grown at approximately 9% in year 1 and then at 12% in the remaining periods.
- BankFirst's core net interest margin (non-FTE) is held constant in all years modeled.
- BankFirst's loan loss allowance is raised to 1.30% to match BB&T's reserve philosophy.
- BankFirst's net charge-off rate for loan losses is raised to 0.35% in year 1 and is held constant thereafter.

                            Earnings Per Share Impact

                          Accretion                     Accretion
                          (Dilution)    Pro Forma       (Dilution)
           Pro Forma      Pro Forma     Cash Basis      Pro Forma
              EPS           Shares         EPS           Shares
           ---------      ----------    ----------      ----------
2001*       $ 2.47        $  0.003        $ 2.63        $  0.015
2002          2.78           0.013          2.93           0.025
2003          3.12           0.019          3.27           0.031
2004          3.50           0.025          3.65           0.037
2005          3.92           0.034          4.07           0.046
2006          4.39           0.042          4.54           0.053
2007          4.93           0.050          5.07           0.062
2008          5.52           0.060          5.67           0.071
2009          6.19           0.070          6.33           0.082
2010          6.93           0.082          7.08           0.094

Internal rate of return     18.92%
                            ------

* Recurring earnings

                                   ROE Impact 1

                                        Pro Forma
              Pro Forma                 Cash Basis
               ROE (%)       Change      ROE (%)       Change
              ---------      ------     ----------     ------
 2001 2         21.58         0.027       26.92         0.614
 2002           21.87         0.091       26.28         0.574
 2003           21.39         0.104       24.83         0.474
 2004           20.93         0.112       23.61         0.397
 2005           20.51         0.122       22.61         0.342

1 The decrease in ROE results from the build up in equity relative to assets. If consistent with attaining and maintaining a leverage capital ratio of at least 7%, BB&T may choose to leverage the balance sheet further through future purchase acquistions.
2 Recurring earnings

                                   ROA Impact

                                       Pro Forma
              Pro Forma                Cash Basis
               ROA (%)      Change       ROA (%)      Change
              ---------     ------     ----------     ------
2001*           1.63        (0.025)       1.75        (0.018)
2002            1.64        (0.020)       1.74        (0.013)
2003            1.64        (0.017)       1.73        (0.011)
2004            1.65        (0.015)       1.73        (0.010)
2005            1.65        (0.013)       1.72        (0.008)

* Recurring earnings

                            Book Value/Capital Impact

                      Pro Forma
                Book Value Per Share
                --------------------
                            Accretion    Leverage      Accretion
               Stated       (Diltion)     Ratio        (Dilution)
              --------     -----------   -------      ------------
2001        $   11.99     $    0.002       6.98%        (0.222)
2002            13.75          0.010       7.35         (0.203)
2003            15.77          0.023       7.70         (0.186)
2004            18.07          0.041       8.02         (0.170)
2005            20.65          0.065       8.30         (0.155)
2006            23.55          0.094       8.54         (0.141)
2007            26.79          0.130       8.76         (0.128)
2008            30.43          0.172       8.94         (0.116)
2009            34.51          0.221       9.10         (0.105)
2010            39.07          0.280       9.25         (0.095)

                                     Summary

-   The acquisition of BankFirst Corp. is a strong strategic fit:
    - It accomplishes our goal of expanding into contiguous markets and allows for expansion into the strategic markets along the Tennessee I-75/81 corridors between existing BB&T markets in Georgia, Virginia, and North Carolina.
    -   It fits culturally and geographically.
    -   It significantly enhances franchise value.
-   Overall Investment Criteria are met:
    -   EPS and Cash Basis EPS accretive in year 1
    -   IRR 18.92%
    -   ROE and Cash ROE accretive in all years
    -   ROA and Cash ROA dilutive in all years (does not meet merger criteria)
    -   Book value accretive in all years
    -   Combined leverage ratio rises above 7% in year 2

Appendix

-   Historical Financial Data
-   Glossary
-   Where to go for additional information about BB&T, BankFirst and the merger


BankFirst Corporation
Financial Summary

                                                                                                 YTD
                                                      1997          1998            1999     June 30, 2000
                                                 -----------------------------------------  --------------
Earnings Summary  (In thousands)
Interest Income (FTE)
Interest on loans & leases ....................     $ 42,881       $ 47,846        $ 50,514       $ 27,567
Interest & dividends on securities ............        8,578          8,208           8,334          4,689
Interest on temporary investments .............          434            691             565            247
                                                    --------       --------        --------       --------
    Total interest income (FTE) ...............       51,893         56,745          59,413         32,503
                                                    --------       --------        --------       --------

Interest Expense
Interest expense on deposit accounts ..........       21,104         22,734          21,933         12,641
Interest on short-term borrowings .............          744          1,550           1,848          1,113
Interest on FHLB advances and other debt ......          804            643           1,355          1,225
                                                    --------       --------        --------       --------
    Total interest expense ....................       22,652         24,927          25,136         14,979
                                                    --------       --------        --------       --------

Net interest income (FTE) .....................       29,241         31,818          34,277         17,524
     Less taxable equivalency adjustment ......          606            830             805            323
                                                    --------       --------        --------       --------
Net interest income ...........................       28,635         30,988          33,472         17,201
Provision for loan losses .....................        2,935          1,706           1,996          1,145
                                                    --------       --------        --------       --------
Net interest income after provision ...........       25,700         29,282          31,476         16,056
                                                    --------       --------        --------       --------

Noninterest Income
Service charges on deposit accounts ...........        3,811          4,257           4,668          2,302
Non-deposit fees and commissions ..............          704            903             999            749
G / (L) on sale of securities .................          309            124              40              6
Other operating income ........................          833          4,019           4,960          2,323
                                                    --------       --------        --------       --------
    Total noninterest income ..................        5,657          9,303          10,667          5,380
                                                    --------       --------        --------       --------

Noninterest Expense
Personnel .....................................       11,110         15,054          15,731          8,016
Occupancy & equipment .........................        4,253          4,776           4,653          2,358
FDIC premiums .................................         --             --              --             --
Other operating expenses ......................        5,960          7,918           8,437          4,318
                                                    --------       --------        --------       --------
    Total noninterest expense .................       21,323         27,748          28,821         14,692
                                                    --------       --------        --------       --------

Net income before taxes .......................       10,034         10,837          13,322          6,744
Income taxes ..................................        3,406          3,719           4,482          2,131
                                                    --------       --------        --------       --------
Net income before nonrecurring income/(charges)        6,628          7,118           8,840          4,613
                                                    --------       --------        --------       --------
Nonrecurring income/(charges) .................         --             (309)             46           (116)
                                                    --------       --------        --------       --------
    Net income ................................     $  6,628       $  6,809        $  8,886       $  4,497
                                                    ========       ========        ========       ========

Basic EPS .....................................     $   0.66       $   0.64        $   0.77       $   0.40
Diluted EPS ...................................         0.61           0.59            0.73           0.38
Diluted EPS before nonrecurring charges .......         0.61           0.62            0.72           0.39

Book value (1) ................................     $   5.76       $   6.94        $   7.31       $   7.58

EOP shares ....................................        9,995         11,376          11,276         11,048
Basic shares ..................................        9,877         10,447          11,353         11,162
Diluted shares ................................       10,876         11,466          12,231         11,953

Note 1:  Adjusted for the conversion of preferred stock at the exchange rate of 3.0875 per preferred share.


                                                                              31


BankFirst Corporation
Financial Summary
                                                                                                YTD
                                                   1997           1998           1999       June 30, 2000
                                                -----------------------------------------  --------------
Average Balance Sheet
(In thousands)
Assets
Loans ......................................      $442,296       $501,669       $570,179       $607,278
Securities .................................       128,796        128,833        132,098        144,908
Other earning assets .......................         6,086         11,731         10,107          7,472
                                                  --------       --------       --------       --------
    Total interest-earning assets ..........       577,178        642,233        712,384        759,658
                                                  --------       --------       --------       --------

Goodwill & other intangibles ...............           287          1,146          1,924          1,800
Other assets ...............................        44,254         60,448         67,995         70,382
                                                  --------       --------       --------       --------
    Total assets ...........................      $621,719       $703,826       $782,302       $831,840
                                                  ========       ========       ========       ========

Net interest margin ........................          5.07%          4.95%          4.81%          4.61%

Securities as a percent of earning assets ..            22%            20%            19%            19%


Liabilities & Shareholders' Equity
Interest-bearing deposits:
Money Market & NOW .........................      $141,941       $152,645       $171,708       $178,967
Savings ....................................        36,803         32,430         32,556         30,496
CD's and other time ........................       270,782        297,210        308,902        336,422
                                                  --------       --------       --------       --------
    Total interest-bearing deposits ........       449,526        482,285        513,166        545,885
Short-term borrowed funds ..................        16,283         31,316         41,478         41,592
Long-term debt .............................        12,214          8,826         24,885         39,550
                                                  --------       --------       --------       --------
    Total interest-bearing liabilities .....       478,023        522,427        579,529        627,027

Demand deposits ............................        80,294        103,764        109,870        109,140
Other liabilities ..........................         6,320          8,536          7,654          8,772
                                                  --------       --------       --------       --------
    Total liabilities ......................       564,637        634,727        697,053        744,939
                                                  --------       --------       --------       --------

Preferred equity ...........................         1,110          1,028            905            905
Common equity ..............................        55,972         68,071         84,344         85,996
                                                  --------       --------       --------       --------
    Total equity ...........................        57,082         69,099         85,249         86,901
                                                  --------       --------       --------       --------
                                                  --------       --------       --------       --------
Total liabilities & shareholders' equity ...      $621,719       $703,826       $782,302       $831,840
                                                  ========       ========       ========       ========

Other int-liab. as a percent of total assets           4.6%           5.7%             8%            10%



                                                                              32

BankFirst Corporation
Financial Summary

                                                                                                 YTD
                                                1997            1998            1999         June 30, 2000
                                            -----------------------------------------        --------------
Ratio Analysis
ROA, before nonrecurring charges ......            1.07%           1.01%           1.13%           1.11%
ROCE, before nonrecurring charges .....           11.84%          10.46%          10.48%          10.73%
Efficiency ratio ......................            61.6%           67.7%           64.2%           64.2%
Adj. noninterest income / Adj. revenues            15.5%           22.4%           23.7%           23.5%
Average equity / Average assets .......             9.2%            9.8%           10.9%           10.4%

Credit Quality
(In thousands)
Beginning .............................     $     4,723     $     6,098     $     6,602     $     7,400
                                            -----------     -----------     -----------     -----------
Provision .............................           2,935           1,706           1,996           1,145
Acquired allowance ....................             --              --              --              --
Net charge-offs .......................          (1,560)         (1,202)         (1,198)           (907)
                                            -----------     -----------     -----------     -----------
Ending allowance ......................     $     6,098     $     6,602     $     7,400     $     7,638
                                            -----------     -----------     -----------     -----------


Allowance .............................            1.31%           1.30%           1.26%           1.24%
Charge-off rate .......................            0.35%           0.24%           0.21%           0.30%

Period end loans & leases .............     $   464,572     $   508,552     $   585,616     $   615,876

Period end common equity ..............     $    60,339     $    81,936     $    85,621     $    87,028
Period total equity ...................          61,432          82,841          86,526          87,933


                                                                              33

                                    Glossary

Return on Assets - recurring earnings for the period as a percentage of average assets for the period.

Return on Equity - recurring earnings for the period as a percentage of average common equity for the period.

Cash Basis Performance Results and Ratios - These calculations exclude the effect on net income of amortization expense applicable to certain intangible assets. The ratios also exclude the effect of the unamortized balances of these intangibles from assets and equity.

Efficiency Ratio - calculated as recurring noninterest expense as a percentage of the sum of recurring net interest income on a fully taxable equivalent basis and recurring noninterest income.

Leverage Capital Ratio - Common shareholders' equity excluding unrealized securities gains and losses and certain intangible assets as a percentage of average assets for the most recent quarter less certain intangible assets.

Total Risk-Based Capital Ratio - The sum of shareholders' equity, a qualifying portion of subordinated debt and a qualifying portion of the allowance for loan and lease losses as a percentage of risk-weighted assets.

Net Charge-Off Ratio - Loan losses net of recoveries as a percentage of average loans and leases.

Internal Rate of Return - The interest rate that equates the present value of future returns to the investment outlay. An investment is considered acceptable if its IRR exceeds the required return. The investment is defined as the market value of the stock and/or other consideration to be received by the selling shareholders.

Recurring   Results  or  Ratios  -  earnings   excluding  charges  and  expenses
principally related to completing mergers and acquisitions.

Certain of the ratios discussed above may be annualized if the applicable periods are less than a full year.

The foregoing may be deemed to be offering materials of BB&T Corporation in connection with BB&T's proposed acquisition of BankFirst Corporation on the terms and subject to the conditions in the Agreement and Plan of Reorganization, dated August 22, 2000, between BB&T and BankFirst. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC").

Shareholders of BankFirst and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which BB&T will file with the SEC in connection with the proposed merger because it will contain important information about BB&T, BankFirst, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC's web site (http://www.sec.gov) and from BankFirst and BB&T as follows:

C. David Allen                               Alan W. Greer
Chief Financial Officer and Secretary        Shareholder Reporting
BankFirst Corporation                        BB&T Corporation
625 Market Street                            Post Office Box 1290
Knoxville, TN 37901                          Winston-Salem, North Carolina 27102
Phone: (865) 595-1100                        Phone: (336) 733-3021

In addition to the proposed registration statement and proxy statement/prospectus, BB&T and BankFirst file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by either company at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. BB&T's and BankFirst's filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BB&T CORPORATION
                                                        (Registrant)

                                     By:         /S/ SHERRY A. KELLETT

                                                    Sherry A. Kellett
                                Senior Executive Vice President and Controller
                                           (Principal Accounting Officer)

Date:  August 23, 2000.